EXHIBIT 99

Wells Fargo & Company's financial results for the quarter ended June 30, 2001

Wells Fargo & Company reported a net loss of $87 million for the second quarter of 2001, compared with net income of $1,037 million for the second quarter of 2000. Net income for the first six months of 2001 was $1,078 million, compared with $2,077 million in the same period a year ago. Diluted earnings per common share were a loss of $.05 for the second quarter of 2001 compared with earnings of $.61 for the second quarter of 2000, and $.62 for the first six months of 2001, compared with $1.21 for the same period of 2000. Diluted cash earnings per common share were $.05 for the second quarter of 2001, compared with $.70 in the second quarter of 2000, and $.85 for the first six months of 2001, compared with $1.39 for the same period of 2000. Cash earnings are earnings before goodwill and nonqualifying core deposit intangible amortization and the reduction of unamortized goodwill due to sales of assets.

         The Company announced on June 6, 2001 that it expected to recognize non-cash and other special charges during the second quarter mainly related to impairment of publicly traded and private equity securities, primarily in the venture capital portfolio. Approximately $1.1 billion (after tax), or $.63 per share, was recorded in the second quarter of 2001 to reflect the other-than-temporary impairment in the valuation of securities, resulting from sustained declines in market values of the securities, particularly in the technology and telecommunication industries. The other special charges of approximately $70 million (after tax), or $.04 per share, are related to auto finance portfolios acquired as part of the acquisition of First Security Corporation in October 2000, including adjustments to lease residual values in response to the continued deterioration in the used car market. In conjunction with this write-down, those remaining residuals were placed under a residual loss insurance policy.

         "Core revenue, which excludes revenue from acquisitions, non-cash impairment and other special charges, and market-sensitive income, increased 13 percent for the quarter and the first six months of this year compared with last year," said Chairman and CEO Dick Kovacevich. "Core revenue increases were strong across the board with an 18 percent increase in core noninterest income and a 9 percent increase in core net interest income. Excluding the non-cash impairment ($.63) and other special charges ($.04) and integration and conversion costs for First Security, National Bank of Alaska and other acquisitions ($.05), diluted earnings per share would have been $.67 and diluted cash earnings per share would have been $.77. Market-sensitive income, which includes venture capital gains, was $.03 per share, $.02 below normalized level of $.05 per share. Assuming a normalized level of market-sensitive income, diluted earnings per share would have been $.69 and diluted cash earnings per share would have been $.79."

         Net interest income on a taxable-equivalent basis was $3,029 million in the second quarter of 2001 and $5,863 million for the first six months of 2001, compared with $2,681 million and $5,330 million in the same periods of 2000. The net interest margin was 5.31% for the second quarter of 2001 and 5.26% for the first six months of 2001, compared with 5.36% and 5.38% for the same periods of 2000.

         Net interest income increased $188 million, or 6.7%, compared to the first quarter of 2001. The growth in net interest income is primarily attributable to a 4.4% increase in average earning assets and a 10 basis point improvement in the margin to 5.31%.

         Noninterest income was $545 million in the second quarter of 2001 and $2,959 million for the first six months of 2001, compared with $2,135 million and $4,177 million in the same periods of 2000. Core noninterest income, which excludes revenue from acquisitions, non-cash impairment and other special charges and market-sensitive income, for the first half of 2001 was up 18% over the same period a year ago.

         Noninterest expense was $3,255 million in the second quarter of 2001 and $6,251 million for the first six months of 2001, compared with $2,852 million and $5,588 million in the same periods a year ago. The increase in noninterest income for the second quarter of 2001 was mostly due to an increase in salaries, due to an increase in full-time equivalent staff, an increase in incentive compensation, due to high mortgage origination volume, and $130 million of integration and conversion costs for First Security, National Bank of Alaska and other acquisitions.

         The Company continued to experience pressure on asset quality in the second quarter of 2001 and expects that this pressure will continue in the foreseeable future. The provision for loan losses was $427 million for the second quarter of 2001 compared with $275 million for the second quarter of 2000. Net charge-offs totaled $427 million, or 1.06% of average loans (annualized), in the second quarter of 2001, compared with $262 million, or
 .74%, for the second quarter of 2000. For the six months ended June 30, 2001, the loan loss provision was $788 million and net charge-offs totaled $788 million, or .99% of total loans (annualized), compared with a loan loss provision of $551 million and net charge-offs of $537 million, or .78%, for the same period of 2000.

         At June 30, 2001, the allowance for loan losses of $3,760 million was 2.28% of total loans, compared with 2.31% at December 31, 2000 and 2.37% at June 30, 2000. Total nonaccrual and restructured loans were $1,631 million at June 30, 2001, compared with $1,350 million at December 31, 2000 and $1,051 million at June 30, 2000.

WELLS FARGO & COMPANY IS A DIVERSIFIED FINANCIAL SERVICES COMPANY WITH $290 BILLION IN ASSETS, PROVIDING BANKING, INSURANCE, INVESTMENTS, MORTGAGE AND CONSUMER FINANCE FROM MORE THAN 5,400 STORES AND THE INTERNET (WELLSFARGO.COM) ACROSS NORTH AMERICA AND ELSEWHERE INTERNATIONALLY.


         The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

         The foregoing discussion contains forward-looking statements about the Company including, generally o descriptions of plans or objectives for future operations, products or services o forecasts of revenues, earnings or other measures of economic performance o assumptions underlying or relating to any of the foregoing o expectations for credit losses and nonperforming assets o normalized level of market-sensitive income o core revenue trends.

         Forward-looking statements discuss matters that are not facts and often include the word: "believe," "expect," "anticipate," "intend," "plan," "estimate," "will," "can," "would," "should," "could" or "may." They give the Company's expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update them to reflect changes that occur after that date.

         There are several factors--many of which are beyond the Company's control--that could cause results to differ significantly from the Company's expectations. Some of these factors include o the future market values of the Company's publicly traded and private equity securities portfolio (including equity securities of companies in the technology and telecommunications industries) and the factors that may impact those future values (including the continued deterioration in capital spending on technology and telecommunications equipment) o the future condition of the used car market as it impacts the market value of the Company's auto finance portfolios o whether there are any unexpected difficulties or unusual expenses in integrating the Company's acquisitions.

         The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 and Annual Report on Form 10-K for the year ended December 31, 2000, including information incorporated into the Form 10-K from the Company's 2000 Annual Report to Stockholders, filed as Exhibit 13 to the Form 10-K, describe other factors such as credit, market, operational, liquidity, interest rate and other risks. See, for example, "Management's Discussion and Analysis of Financial Condition and Results of Operations--Balance Sheet Analysis" in the Form 10-Q and "Financial Review--Balance Sheet Analysis" incorporated into the Form 10-K from the 2000 Annual Report to Stockholders.

         Other factors described in the Forms 10-Q and 10-K include factors such as o business and economic conditions including, as described below, the energy crisis o fiscal and monetary policies o regulation o disintermediation o competition generally and in light of the Gramm-Leach-Bliley Act o potential dividend restrictions o market acceptance and regulatory approval of new products and services o non-banking activities o integration of acquired companies o attracting and retaining key personnel o stock price volatility. See "Factors That May Affect Future Results" included in the Form 10-Q and incorporated into the Form 10-K from the 2000 Annual Report to Stockholders and "Regulation and Supervision" included in the Form 10-K.

         In recent months, California and other western states have experienced an energy crisis, including increased energy costs, repeated episodes of diminished or interrupted electrical power supply and the filing by a California utility for protection under bankruptcy laws. The Company cannot predict the duration or severity of this situation. Continuation of the situation, however, could disrupt the Company's business and the businesses of its customers who have operations or facilities in those states. It could also trigger an economic slowdown in those states, decreasing the demand for the Company's loans and other products and services and/or increasing the number of customers who fail to repay their loans. The energy crisis could impact other states in which the Company operates, creating the same or similar concerns for the Company in those states.

         Any factor described in this document or in the Forms 10-Q or 10-K or in information incorporated by reference into the Form 10-K could, by itself or together with one or more other factors, adversely affect the Company's business, earnings and/or financial condition.

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA


===========================================================================================================================
                                                                    Quarter                             Six months
                                                              ended June 30,                          ended June 30,
                                                     ----------------------        %         ----------------------       %
(in millions, except per share amounts)                   2001         2000   Change             2001          2000  Change
---------------------------------------------------------------------------------------------------------------------------


FOR THE PERIOD
Net income (loss)                                     $    (87)    $  1,037       --%        $  1,078     $  2,077      (48)%
Net income (loss) applicable to common stock               (91)       1,033       --            1,069        2,068      (48)

Earnings (loss) per common share                      $   (.05)    $    .61       --         $    .62     $   1.22      (49)
Diluted earnings (loss) per common share                  (.05)         .61       --              .62         1.21      (49)

Dividends declared per common share                        .24          .22        9              .48          .44        9

Average common shares outstanding                      1,714.9      1,682.8        2          1,715.4      1,689.7        2
Diluted common shares outstanding                      1,717.9      1,702.6        1          1,736.0      1,706.6        2

Profitability ratios (annualized)
   Net income to average total assets (ROA)                 --%        1.71%      --              .79%        1.73%     (54)
   Net income applicable to common stock to
     average common stockholders' equity (ROE)              --        17.62       --             8.19        17.73      (54)

Total revenue                                         $  3,553     $  4,799      (26)        $  8,786     $  9,473       (7)

Efficiency ratio (1)                                      91.6%        59.4%      54             71.1%        59.0%      21

Average loans                                         $161,269     $141,465       14         $160,583     $138,200       16
Average assets                                         279,325      244,307       14          273,960      241,885       13
Average core deposits                                  168,183      143,565       17          162,572      141,627       15

Net interest margin                                       5.31%        5.36%      (1)            5.26%        5.38%      (2)

CASH NET INCOME AND RATIOS (2)
Net income applicable to common stock                 $     85     $  1,196      (93)        $  1,468     $  2,377      (38)
Earnings per common share                                  .05          .71      (93)             .86         1.41      (39)
Diluted earnings per common share                          .05          .70      (93)             .85         1.39      (39)
ROA                                                        .13%        2.06%     (94)            1.13%        2.07%     (45)
ROE                                                       2.09        33.90      (94)           18.23        32.88      (45)
Efficiency ratio                                          86.2         55.7       55             66.5         55.4       20

AT PERIOD END
Securities available for sale                         $ 41,290     $ 39,774        4         $ 41,290     $ 39,774        4
Loans                                                  164,754      148,262       11          164,754      148,262       11
Allowance for loan losses                                3,760        3,519        7            3,760        3,519        7
Goodwill                                                 9,607        8,854        9            9,607        8,854        9
Assets                                                 289,758      256,622       13          289,758      256,622       13
Core deposits                                          171,218      146,522       17          171,218      146,522       17
Common stockholders' equity                             26,802       24,576        9           26,802       24,576        9
Stockholders' equity                                    27,061       24,841        9           27,061       24,841        9

Capital ratios
   Common stockholders' equity to assets                  9.25%        9.58%      (3)            9.25%        9.58%      (3)
   Stockholders' equity to assets                         9.34         9.68       (4)            9.34         9.68       (4)
   Risk-based capital (3)
     Tier 1 capital                                       6.95         7.19       (3)            6.95         7.19       (3)
     Total capital                                       10.45        10.87       (4)           10.45        10.87       (4)
   Leverage (3)                                           5.95         6.46       (8)            5.95         6.46       (8)

Book value per common share                           $  15.64     $  14.55        7         $  15.64     $  14.55        7

Staff (active, full-time equivalent)                   116,278      102,551       13          116,278      102,551       13

COMMON STOCK PRICE
High                                                  $  50.16     $  47.75        5         $  54.81     $  47.75       15
Low                                                      42.65        37.31       14            42.55        31.00       37
Period end                                               46.43        38.75       20            46.43        38.75       20

===========================================================================================================================


(1) The efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
(2) Cash net income and ratios exclude goodwill amortization, the reduction of unamortized goodwill due to sales of assets and nonqualifying core deposit intangible (CDI) amortization. The ratios also exclude the balance of goodwill and nonqualifying CDI. Nonqualifying core deposit intangible amortization and average balance excluded from these calculations are, with the exception of the efficiency and ROA ratios, net of applicable taxes. The pretax amount for the average balance of nonqualifying CDI was $1,081 million and $1,102 million for the quarter and six months ended June 30, 2001, respectively. The after-tax amounts for the amortization and average balance of nonqualifying CDI were $24 million and $670 million, respectively, for the quarter ended June 30, 2001 and $49 million and $683 million for the six months ended June 30, 2001, respectively. Goodwill amortization, the reduction of unamortized goodwill due to the sales of assets and average balance (which are not tax effected) were $152 million, nil and $9,518 million, respectively, for the quarter ended June 30, 2001 and $296 million, $54 million and $9,393 million for the six months ended June 30, 2001, respectively.
(3)  The June 30, 2001 ratios are preliminary.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

===========================================================================================================================
                                                                    Quarter                              Six months
                                                              ended June 30,                          ended June 30,
                                                     ----------------------        %         ----------------------       %
(in millions, except per share amounts)                   2001         2000   Change             2001          2000  Change
---------------------------------------------------------------------------------------------------------------------------


INTEREST INCOME
Securities available for sale                         $    611     $    671        (9)%       $  1,215     $  1,386     (12)%
Mortgages held for sale                                    373          189        97              630          373      69
Loans held for sale                                         89          122       (27)             182          230     (21)
Loans                                                    3,668        3,477         5            7,511        6,767      11
Other interest income                                       75           84       (11)             158          165      (4)
                                                      --------     --------                   --------     --------
     Total interest income                               4,816        4,543         6            9,696        8,921       9
                                                      --------     --------                   --------     --------

INTEREST EXPENSE
Deposits                                                   983          993        (1)           2,104        1,863      13
Short-term borrowings                                      328          421       (22)             722          845     (15)
Long-term debt                                             479          446         7            1,008          880      15
Guaranteed preferred beneficial interests
   in Company's subordinated debentures                     18           19        (5)              35           37      (5)
                                                      --------     --------                   --------     --------
     Total interest expense                              1,808        1,879        (4)           3,869        3,625       7
                                                      --------     --------                   --------     --------

NET INTEREST INCOME                                      3,008        2,664        13            5,827        5,296      10
Provision for loan losses                                  427          275        55              788          551      43
                                                      --------     --------                   --------     --------
Net interest income after
   provision for loan losses                             2,581        2,389         8            5,039        4,745       6
                                                      --------     --------                   --------     --------

NONINTEREST INCOME
Service charges on deposit accounts                        471          428        10              900          833       8
Trust and investment fees                                  417          394         6              832          791       5
Credit card fees                                           196          175        12              377          340      11
Other fees                                                 311          266        17              618          518      19
Mortgage banking                                           517          336        54              908          669      36
Insurance                                                  210          117        79              327          212      54
Net venture capital (losses) gains                      (1,487)         320        --           (1,470)       1,205      --
Net gains (losses) on securities available for sale         27          (39)       --              145         (641)     --
Other                                                     (117)         138        --              322          250      29
                                                      --------     --------                   --------     --------
     Total noninterest income                              545        2,135       (74)           2,959        4,177     (29)
                                                      --------     --------                   --------     --------

NONINTEREST EXPENSE
Salaries                                                 1,018          906        12            1,995        1,787      12
Incentive compensation                                     265          185        43              469          353      33
Employee benefits                                          236          245        (4)             514          500       3
Equipment                                                  217          208         4              454          429       6
Net occupancy                                              239          233         3              476          470       1
Goodwill                                                   152          136        12              296          253      17
Core deposit intangible                                     41           47       (13)              84           95     (12)
Net gains on dispositions of premises
   and equipment                                            --          (17)     (100)             (19)         (51)    (63)
Other                                                    1,087          909        20            1,982        1,752      13
                                                      --------     --------                   --------     --------
     Total noninterest expense                           3,255        2,852        14            6,251        5,588      12
                                                      --------     --------                   --------     --------

INCOME (LOSS) BEFORE INCOME TAX
   EXPENSE (BENEFIT)                                      (129)       1,672        --            1,747        3,334     (48)
Income tax expense (benefit)                               (42)         635        --              669        1,257     (47)
                                                      --------     --------                   --------     --------

NET INCOME (LOSS)                                     $    (87)    $  1,037        --%        $  1,078     $  2,077     (48)%
                                                      ========     ========                   ========     ========

NET INCOME (LOSS) APPLICABLE TO
   COMMON STOCK                                       $    (91)    $  1,033        --%        $  1,069     $  2,068     (48)%
                                                      ========     ========                   ========     ========

EARNINGS (LOSS) PER COMMON SHARE                      $   (.05)    $    .61        --%        $    .62     $   1.22     (49)%
                                                      ========     ========                   ========     ========

DILUTED EARNINGS (LOSS) PER
   COMMON SHARE                                       $   (.05)    $    .61        --%        $    .62     $   1.21     (49)%
                                                      ========     ========                   ========     ========

DIVIDENDS DECLARED PER
   COMMON SHARE                                       $    .24     $    .22         9%        $    .48     $    .44       9%
                                                      ========     ========                   ========     ========

Average common shares outstanding                      1,714.9      1,682.8         2%         1,715.4      1,689.7       2%
                                                      ========     ========                   ========     ========

Diluted average common shares outstanding              1,714.9      1,702.6         1%         1,736.0      1,706.6       2%
                                                      ========     ========                   ========     ========

===========================================================================================================================



Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

===========================================================================================================================
                                                                                                                   % Change
                                                                                                         June 30, 2001 from
                                                                                                        -------------------
                                                                  JUNE 30,     Dec. 31,     June 30,     Dec. 31,   June 30,
(in millions, except shares)                                         2001         2000         2000         2000       2000
---------------------------------------------------------------------------------------------------------------------------


ASSETS
Cash and due from banks                                          $ 15,966     $ 16,978     $ 15,053           (6)%        6%
Federal funds sold and securities
   purchased under resale agreements                                3,013        1,598        3,710           89        (19)
Securities available for sale                                      41,290       38,655       39,774            7          4
Mortgages held for sale                                            22,446       11,812        9,368           90        140
Loans held for sale                                                 4,615        4,539        4,111            2         12

Loans                                                             164,754      161,124      148,262            2         11
Allowance for loan losses                                           3,760        3,719        3,519            1          7
                                                                 --------     --------     --------
     Net loans                                                    160,994      157,405      144,743            2         11
                                                                 --------     --------     --------

Mortgage servicing rights                                           6,076        5,609        5,030            8         21
Premises and equipment, net                                         3,531        3,415        3,328            3          6
Core deposit intangible                                             1,093        1,183        1,226           (8)       (11)
Goodwill                                                            9,607        9,303        8,854            3          9
Interest receivable and other assets                               21,127       21,929       21,425           (4)        (1)
                                                                 --------     --------     --------

     Total assets                                                $289,758     $272,426     $256,622            6%        13%
                                                                 ========     ========     ========          ===       ====

LIABILITIES
Noninterest-bearing deposits                                     $ 56,774     $ 55,096     $ 50,628            3%        12%
Interest-bearing deposits                                         121,484      114,463      109,057            6         11
                                                                 --------     --------     --------
     Total deposits                                               178,258      169,559      159,685            5         12
Short-term borrowings                                              31,678       28,989       30,007            9          6
Accrued expenses and other liabilities                             16,487       14,409       11,559           14         43
Long-term debt                                                     35,339       32,046       29,595           10         19
Guaranteed preferred beneficial interests
   in Company's subordinated debentures                               935          935          935           --         --

STOCKHOLDERS' EQUITY
Preferred stock                                                       485          385          441           26         10
Unearned ESOP shares                                                 (226)        (118)        (176)          92         28
                                                                 --------     --------     --------
     Total preferred stock                                            259          267          265           (3)        (2)
Common stock - $1-2/3 par value,
   authorized 6,000,000,000 shares;
   issued 1,736,381,025 shares, 1,736,381,025 shares
   and 1,736,681,690 shares                                         2,894        2,894        2,895           --         --
Additional paid-in capital                                          9,427        9,337        9,302            1          1
Retained earnings                                                  14,616       14,541       13,645            1          7
Cumulative other comprehensive income                               1,054          524          811          101         30
Note receivable from ESOP                                              --           --           (1)          --       (100)
Treasury stock - 22,993,569 shares,
   21,735,182 shares and 47,562,074 shares                         (1,189)      (1,075)      (2,076)          11        (43)
                                                                 --------     --------     --------
     Total stockholders' equity                                    27,061       26,488       24,841            2          9
                                                                 --------     --------     --------

Total liabilities and stockholders' equity                       $289,758     $272,426     $256,622            6%        13%
                                                                 ========     ========     ========          ===       ====

=========================================================================================================================



Wells Fargo & Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF
CHANGES IN STOCKHOLDERS' EQUITY

===================================================================================================================
                                                                                           Six months ended June 30,
                                                                                        ---------------------------
(in millions)                                                                                2001              2000
-------------------------------------------------------------------------------------------------------------------


BALANCE, BEGINNING OF PERIOD                                                             $26,488            $23,871
Net income                                                                                 1,078              2,077
Other comprehensive income (loss), net of tax:
    Change in foreign currency translation adjustments                                        --                 (1)
    Change in valuation allowance related to:
        Derivative instruments and hedging activities                                        154                 --
        Investment securities                                                                305                 52
    Cumulative effect of change in accounting principle related to
        derivative instruments and hedging activities                                         71                 --
Common stock issued                                                                          413                261
Common stock issued for acquisitions                                                          23              1,682
Common stock repurchased                                                                    (720)            (2,400)
Preferred stock released to ESOP                                                              92                 73
Preferred stock dividends                                                                     (9)                (9)
Common stock dividends                                                                      (824)              (766)
Change in Rabbi trust assets (classified as treasury stock)                                  (10)                 1
                                                                                         -------            -------
BALANCE, END OF PERIOD                                                                   $27,061            $24,841
                                                                                         =======            =======

===================================================================================================================


LOANS

===================================================================================================================
                                                                      JUN. 30,            Dec. 31,          Jun. 30,
(in millions)                                                            2001                2000              2000
-------------------------------------------------------------------------------------------------------------------

Commercial                                                           $ 49,957            $ 50,518          $ 46,513
Real estate 1-4 family first mortgage                                  20,366              18,464            18,727
Other real estate mortgage                                             24,140              23,972            22,248
Real estate construction                                                8,271               7,715             6,969
Consumer:
    Real estate 1-4 family junior lien mortgage                        20,683              18,218            15,139
    Credit card                                                         6,174               6,616             6,049
    Other revolving credit and monthly payment                         23,632              23,974            21,395
                                                                     --------            --------          --------
      Total consumer                                                   50,489              48,808            42,583
Lease financing                                                         9,887              10,023             9,580
Foreign                                                                 1,644               1,624             1,642
                                                                     --------            --------          --------

      Total loans (net of unearned discount)                         $164,754            $161,124          $148,262
                                                                     ========            ========          ========

===================================================================================================================


Wells Fargo & Company and Subsidiaries
CHANGES IN THE ALLOWANCE FOR LOAN LOSSES

===========================================================================================================================
                                                                                    Quarter ended          Six months ended
                                                               ----------------------------------      --------------------
                                                                JUNE 30,    March 31,     June 30,     JUNE 30,     June 30,
(in millions)                                                      2001         2001         2000         2001         2000
---------------------------------------------------------------------------------------------------------------------------


BALANCE, BEGINNING OF PERIOD                                     $3,759       $3,719       $3,406       $3,719       $3,344

Allowance related to business combinations                            1           40          100           41          161
Provision for loan losses                                           427          361          275          788          551

Loan charge-offs:
   Commercial                                                      (173)        (109)         (92)        (282)        (197)
   Real estate 1-4 family first mortgage                             (3)          (3)          (1)          (6)          (8)
   Other real estate mortgage                                        (6)          (3)         (13)          (9)         (16)
   Real estate construction                                          (3)          (1)          (3)          (4)          (4)
   Consumer:
     Real estate 1-4 family junior lien mortgage                    (11)         (11)          (6)         (22)         (17)
     Credit card                                                   (117)        (101)         (88)        (218)        (174)
     Other revolving credit and monthly payment                    (182)        (187)        (136)        (369)        (288)
                                                                 ------       ------       ------       ------       ------
       Total consumer                                              (310)        (299)        (230)        (609)        (479)
   Lease financing                                                  (20)         (24)          (9)         (44)         (22)
   Foreign                                                          (17)         (18)         (21)         (35)         (45)
                                                                 ------       ------       ------       ------       ------
         Total loan charge-offs                                    (532)        (457)        (369)        (989)        (771)
                                                                 ------       ------       ------       ------       ------

Loan recoveries:
   Commercial                                                        21           16           20           37           53
   Real estate 1-4 family first mortgage                              1            1            1            2            2
   Other real estate mortgage                                         6            2            4            8            7
   Real estate construction                                           1            1            1            2            2
   Consumer:
     Real estate 1-4 family junior lien mortgage                      4            3            4            7            8
     Credit card                                                     10           12           10           22           20
     Other revolving credit and monthly payment                      50           49           60           99          116
                                                                 ------       ------       ------       ------       ------
       Total consumer                                                64           64           74          128          144
   Lease financing                                                    7            7            3           14            6
   Foreign                                                            5            5            4           10           20
                                                                 ------       ------       ------       ------       ------
         Total loan recoveries                                      105           96          107          201          234
                                                                 ------       ------       ------       ------       ------
           Total net loan charge-offs                              (427)        (361)        (262)        (788)        (537)
                                                                 ------       ------       ------       ------       ------

BALANCE, END OF PERIOD                                           $3,760       $3,759       $3,519       $3,760       $3,519
                                                                 ======       ======       ======       ======       ======


Total net loan charge-offs as a percentage
   of average total loans (annualized)                             1.06%         .92%         .74%         .99%         .78%
                                                                 ======       ======       ======       ======       ======

Allowance as a percentage of total loans                           2.28%        2.32%        2.37%        2.28%        2.37%
                                                                 ======       ======       ======       ======       ======

===========================================================================================================================


Wells Fargo & Company and Subsidiaries
NONACCRUAL AND RESTRUCTURED LOANS AND OTHER ASSETS


===================================================================================================================
                                                                    JUN. 30,            Dec. 31,            Jun. 30,
(in millions)                                                          2001                2000                2000
-------------------------------------------------------------------------------------------------------------------


Nonaccrual loans:
    Commercial                                                       $  823              $  739              $  495
    Real estate 1-4 family first mortgage                               198                 127                 129
    Other real estate mortgage                                          193                 113                 129
    Real estate construction                                             80                  57                  23
    Consumer:
      Real estate 1-4 family junior lien mortgage                        15                  23                  11
      Other revolving credit and monthly payment                         37                  36                  22
                                                                     ------              ------              ------
        Total consumer                                                   52                  59                  33
    Lease financing                                                     140                  92                  51
    Foreign                                                               9                   7                  11
                                                                     ------              ------              ------
      Total nonaccrual loans                                          1,495               1,194                 871
Restructured loans                                                       --                   1                   3
                                                                     ------              ------              ------
Nonaccrual and restructured loans                                     1,495               1,195                 874
As a percentage of total loans                                           .9%                 .7%                 .6%

Foreclosed assets                                                       134                 128                 145
Real estate investments (1)                                               2                  27                  32
                                                                     ------              ------              ------

Total nonaccrual and restructured loans
    and other assets                                                 $1,631              $1,350              $1,051
                                                                     ======              ======              ======

===================================================================================================================



(1) Represents the amount of real estate investments (contingent interest loans accounted for as investments) that would be classified as nonaccrual if such assets were recorded as loans. Real estate investments totaled $28 million, $56 million and $79 million at June 30, 2001, December 31, 2000 and June 30, 2000, respectively.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

===========================================================================================================================
                                                      Quarter ended June 30,       %       Six months ended June 30,      %
                                                      ---------------------                ------------------------
(in millions)                                             2001         2000   Change             2001          2000  Change
---------------------------------------------------------------------------------------------------------------------------


Service charges on deposit accounts                       $  471       $  428     10%         $  900       $  833       8%
Trust and investment fees:
  Asset management and custody fees                          181          177      2             369          353       5
  Mutual fund and annuity sales fees                         201          185      9             415          369      12
  All other                                                   35           32      9              48           69     (30)
                                                          ------       ------                 ------       ------
     Total trust and investment fees                         417          394      6             832          791       5
Credit card fees                                             196          175     12             377          340      11
Other fees:
  Cash network fees                                           53           50      6              99           91       9
  Charges and fees on loans                                  120           80     50             213          160      33
  All other                                                  138          136      1             306          267      15
                                                          ------       ------                 ------       ------
     Total other fees                                        311          266     17             618          518      19
Mortgage banking:
  Origination and other closing fees                         190           93    104             311          158      97
  Servicing fees, net of amortization and impairment         105          172    (39)            115          324     (65)
  Net (losses) gains on securities available for sale         (4)          --     --             132           --      --
  Net gains on sale of mortgage servicing rights              --           33   (100)             --           59    (100)
  Net gains (losses) on sales of mortgages                   149          (36)    --             206            6      --
  All other                                                   77           74      4             144          122      18
                                                          ------       ------                 ------       ------
     Total mortgage banking                                  517          336     54             908          669      36
Insurance                                                    210          117     79             327          212      54
Net venture capital (losses) gains                        (1,487)         320     --          (1,470)       1,205      --
Net gains (losses) on securities available for sale           27          (39)    --             145         (641)     --
Net (loss) income from equity investments
  accounted for by the:
   Cost method                                              (115)          13     --             (25)         127      --
   Equity method                                             (86)          39     --             (85)          75      --
Net losses on sales of loans                                 (14)         (72)   (81)             (1)         (71)    (99)
Net gains on dispositions of operations                        3            4    (25)            104            6      --
All other                                                     95          154    (38)            329          113     191
                                                          ------       ------                 ------       ------
     Total                                                $  545       $2,135    (74)%        $2,959       $4,177     (29)%
                                                          ======       ======   ====          ======       ======    ====

===========================================================================================================================


NONINTEREST EXPENSE

===========================================================================================================================
                                                      Quarter ended June 30,       %      Six months ended June 30,       %
                                                      ---------------------                ------------------------
(in millions)                                             2001         2000   Change             2001          2000  Change
---------------------------------------------------------------------------------------------------------------------------

Salaries                                                $1,018       $  906       12%          $1,995        $1,787      12%
Incentive compensation                                     265          185       43              469           353      33
Employee benefits                                          236          245       (4)             514           500       3
Equipment                                                  217          208        4              454           429       6
Net occupancy                                              239          233        3              476           470       1
Goodwill                                                   152          136       12              296           253      17
Core deposit intangible:
  Nonqualifying (1)                                         39           44      (11)              79            88     (10)
  Qualifying                                                 2            3      (33)               5             7     (29)
Net gains on dispositions of premises
  and equipment                                             --          (17)    (100)             (19)          (51)    (63)
Contract services                                          143          121       18              258           230      12
Outside professional services                              129           89       45              230           179      28
Outside data processing                                     77           80       (4)             154           159      (3)
Advertising and promotion                                   66           78      (15)             124           138     (10)
Telecommunications                                          90           78       15              169           146      16
Travel and entertainment                                    69           71       (3)             142           128      11
Postage                                                     54           64      (16)             124           123       1
Stationery and supplies                                     63           56       13              122           105      16
Insurance                                                   68           55       24              115            97      19
Operating losses                                            43           31       39               99            69      43
Security                                                    49           25       96               76            48      58
All other                                                  236          161       47              369           330      12
                                                        ------       ------                    ------        ------
     Total                                              $3,255       $2,852       14%          $6,251        $5,588      12%
                                                        ======       ======     ====           ======        ======    ====

===========================================================================================================================

(1) Represents amortization of core deposit intangible acquired after February 1992 that is subtracted from stockholders' equity in computing regulatory capital for bank holding companies.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

=============================================================================================================================
                                                                                                        Quarter ended June 30,
                                                         --------------------------------------------------------------------
                                                                                    2001                                 2000
                                                         -------------------------------       ------------------------------
                                                                                INTEREST                             Interest
                                                           AVERAGE    YIELDS/     INCOME/      Average     Yields/     income/
(in millions)                                              BALANCE     RATES     EXPENSE       balance      rates     expense
-----------------------------------------------------------------------------------------------------------------------------


EARNING ASSETS
Federal funds sold and securities purchased
  under resale agreements                                 $  2,963      3.82%     $   28      $  2,355       6.44%     $   38
Debt securities available for sale (3):
 Securities of U.S. Treasury and federal agencies            2,057      6.83          34         2,783       6.13          43
 Securities of U.S. states and political subdivisions        2,034      8.12          40         2,152       7.76          42
 Mortgage-backed securities:
   Federal agencies                                         25,798      7.19         454        26,797       7.09         485
   Private collateralized mortgage obligations               1,570      9.56          37         2,713       7.46          53
                                                          --------                ------      --------                 ------
      Total mortgage-backed securities                      27,368      7.32         491        29,510       7.12         538
 Other debt securities (4)                                   3,097      7.75          64         4,678       7.38          62
                                                          --------                ------      --------                 ------
        Total debt securities available for sale (4)        34,556      7.38         629        39,123       7.11         685
Mortgages held for sale (3)                                 21,480      6.92         373         9,195       8.15         189
Loans held for sale (3)                                      4,818      7.42          89         5,706       8.58         122
Loans:
  Commercial                                                49,771      8.30       1,030        44,502       9.41       1,042
  Real estate 1-4 family first mortgage                     18,048      7.42         335        15,388       7.84         301
  Other real estate mortgage                                24,070      8.26         496        22,164       8.87         489
  Real estate construction                                   8,208      8.41         172         6,634      10.06         166
  Consumer:
  Real estate 1-4 family junior lien mortgage               19,849      9.64         478        14,530      10.37         376
  Credit card                                                6,148     13.35         205         5,531      14.60         201
  Other revolving credit and monthly payment                23,442     11.54         676        21,439      11.90         637
                                                          --------                ------      --------                 ------
      Total consumer                                        49,439     11.00       1,359        41,500      11.73       1,214
 Lease financing                                            10,150      7.71         196         9,634       7.53         181
 Foreign                                                     1,583     20.97          83         1,643      21.04          86
                                                          --------                ------      --------                 ------
          Total loans (5)                                  161,269      9.12       3,671       141,465       9.87       3,479
 Other                                                       3,756      4.98          47         3,113       6.12          47
                                                          --------                ------      --------                 ------
        Total earning assets                              $228,842      8.48       4,837      $200,957       9.13       4,560
                                                          ========                ------      ========                 ------

FUNDING SOURCES
Deposits:
 Interest-bearing checking                                $  2,301      2.79          16      $  3,445       1.74          15
 Market rate and other savings                              79,815      2.37         473        62,997       2.72         427
 Savings certificates                                       31,185      5.39         419        29,453       5.25         384
 Other time deposits                                         1,093      5.22          14         4,335       5.58          60
 Deposits in foreign offices                                 5,751      4.27          61         6,990       6.16         107
                                                          --------                ------      --------                 ------
      Total interest-bearing deposits                      120,145      3.28         983       107,220       3.72         993
Short-term borrowings                                       29,970      4.39         328        27,695       6.12         421
Long-term debt                                              35,066      5.47         479        27,203       6.56         446
Guaranteed preferred beneficial interests in Company's
 subordinated debentures                                       935      7.59          18           935       7.89          19
                                                          --------                ------      --------                 ------
        Total interest-bearing liabilities                 186,116      3.89       1,808       163,053       4.63       1,879
Portion of noninterest-bearing funding sources              42,726        --          --        37,904         --          --
                                                          --------                ------      --------                 ------
        Total funding sources                             $228,842      3.17       1,808      $200,957       3.77       1,879
                                                          ========                ------      ========                 ------
NET INTEREST MARGIN AND NET INTEREST INCOME ON
    A TAXABLE-EQUIVALENT BASIS (6)                                      5.31%     $3,029                     5.36%     $2,681
                                                                        ====      ======                     ====      ======


NONINTEREST-EARNING ASSETS
Cash and due from banks                                   $ 14,474                            $ 12,572
Goodwill                                                     9,518                               8,652
Other                                                       26,491                              22,126
                                                          --------                            --------
          Total noninterest-earning assets                $ 50,483                            $ 43,350
                                                          ========                            ========


NONINTEREST-BEARING FUNDING SOURCES
Deposits                                                  $ 54,882                            $ 47,670
Other liabilities                                           11,670                               9,745
Preferred stockholders' equity                                 256                                 263
Common stockholders' equity                                 26,401                              23,576
Noninterest-bearing funding sources used to
 fund earning assets                                       (42,726)                            (37,904)
                                                          --------                            --------
          Net noninterest-bearing funding sources         $ 50,483                            $ 43,350
                                                          ========                            ========

TOTAL ASSETS                                              $279,325                            $244,307
                                                          ========                            ========

=============================================================================================================================

(1) The average prime rate of the Company was 7.34% and 9.25% for the quarters ended June 30, 2001 and 2000, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 4.19% and 6.65% for the same quarters, respectively.
(2) Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3) Yields are based on amortized cost balances computed on a settlement date basis.
(4)  Includes certain preferred securities.
(5) Nonaccrual loans and related income are included in their respective loan categories.
(6) Includes taxable-equivalent adjustments that primarily relate to income on certain loans and securities that is exempt from federal and applicable state income taxes. The federal statutory tax rate was 35% for all periods presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

==============================================================================================================================
                                                                                                      Six months ended June 30,
                                                          --------------------------------------------------------------------
                                                                                     2001                                 2000
                                                          -------------------------------       ------------------------------
                                                                                 INTEREST                             Interest
                                                            AVERAGE    YIELDS/     INCOME/      Average     Yields/     income/
(in millions)                                               BALANCE     RATES     EXPENSE       balance      rates     expense
------------------------------------------------------------------------------------------------------------------------------

EARNING ASSETS
Federal funds sold and securities purchased
  under resale agreements                                  $  2,666      4.49%     $   59      $  2,295       6.06%     $   69
 Debt securities available for sale (3):
  Securities of U.S. Treasury and federal agencies            2,232      6.95          75         3,767       5.90         116
  Securities of U.S. states and political subdivisions        2,015      7.89          77         2,140       7.84          85
  Mortgage-backed securities:
   Federal agencies                                          25,477      7.18         893        26,924       7.13         982
    Private collateralized mortgage obligations               1,560      9.20          71         2,854       7.19         107
                                                           --------                ------      --------                 ------
      Total mortgage-backed securities                       27,037      7.29         964        29,778       7.14       1,089
  Other debt securities (4)                                   3,180      7.76         129         5,180       7.70         125
                                                           --------                ------      --------                 ------
        Total debt securities available for sale (4)         34,464      7.35       1,245        40,865       7.10       1,415
Mortgages held for sale (3)                                  17,834      7.04         630         9,427       7.83         373
Loans held for sale (3)                                       4,818      7.60         182         5,544       8.33         230
Loans:
  Commercial                                                 49,434      8.68       2,128        43,350       9.26       1,995
  Real estate 1-4 family first mortgage                      18,181      7.50         681        14,600       7.92         578
  Other real estate mortgage                                 23,987      8.53       1,015        21,747       9.05         979
  Real estate construction                                    8,063      8.99         360         6,445       9.90         317
  Consumer:
  Real estate 1-4 family junior lien mortgage                19,192      9.91         948        13,928      10.29         714
  Credit card                                                 6,240     13.76         431         5,573      14.19         395
  Other revolving credit and monthly payment                 23,691     11.74       1,387        21,170      11.84       1,251
                                                           --------                ------      --------                 ------
      Total consumer                                         49,123     11.28       2,766        40,671      11.63       2,360
 Lease financing                                             10,211      7.84         400         9,759       7.59         370
 Foreign                                                      1,584     21.07         167         1,628      21.26         173
                                                           --------                ------      --------                 ------
          Total loans (5)                                   160,583      9.40       7,517       138,200       9.83       6,772
 Other                                                        3,647      5.46          99         3,302       5.88          96
                                                           --------                ------      --------                 ------
        Total earning assets                               $224,012      8.74       9,732      $199,633       9.04       8,955
                                                           ========                ------      ========                 ------

FUNDING SOURCES
Deposits:
 Interest-bearing checking                                 $  2,385      3.24          38      $  3,391       1.57          27
 Market rate and other savings                               75,013      2.60         966        62,339       2.64         818
 Savings certificates                                        32,002      5.60         888        29,389       5.12         748
 Other time deposits                                          1,655      5.43          45         4,039       5.41         109
 Deposits in foreign offices                                  6,724      4.99         167         5,451       5.94         161
                                                           --------                ------      --------                 ------
      Total interest-bearing deposits                       117,779      3.60       2,104       104,609       3.58       1,863
Short-term borrowings                                        29,082      5.00         722        28,512       5.96         845
Long-term debt                                               34,323      5.88       1,008        27,249       6.47         880
Guaranteed preferred beneficial interests in Company's
 subordinated debentures                                        934      7.69          35           935       7.88          37
                                                           --------                ------      --------                 ------
        Total interest-bearing liabilities                  182,118      4.28       3,869       161,305       4.51       3,625
Portion of noninterest-bearing funding sources               41,894        --          --        38,328         --          --
                                                           --------                ------      --------                 ------
        Total funding sources                              $224,012      3.48       3,869      $199,633       3.66       3,625
                                                           ========                ------      ========                 ------
NET INTEREST MARGIN AND NET INTEREST INCOME ON
    A TAXABLE-EQUIVALENT BASIS (6)                                       5.26%     $5,863                     5.38%     $5,330
                                                                         ====      ======                     ====      ======
NONINTEREST-EARNING ASSETS
Cash and due from banks                                    $ 14,642                             $ 12,687
Goodwill                                                      9,393                                8,463
Other                                                        25,913                               21,102
                                                           --------                             --------
          Total noninterest-earning assets                 $ 49,948                             $ 42,252
                                                           ========                             ========


NONINTEREST-BEARING FUNDING SOURCES
Deposits                                                   $ 53,172                             $ 46,508
Other liabilities                                            12,094                               10,077
Preferred stockholders' equity                                  261                                  268
Common stockholders' equity                                  26,315                               23,727
Noninterest-bearing funding sources used to
 fund earning assets                                        (41,894)                             (38,328)
                                                           --------                             --------
          Net noninterest-bearing funding sources          $ 49,948                             $ 42,252
                                                           ========                             ========

TOTAL ASSETS                                               $273,960                             $241,885
                                                           ========                             ========

==============================================================================================================================


(1) The average prime rate of the Company was 7.98% and 8.97% for the six months ended June 30, 2001 and 2000, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 4.76% and 6.38% for the same periods, respectively.
(2) Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3) Yields are based on amortized cost balances computed on a settlement date basis.
(4)  Includes certain preferred securities.
(5) Nonaccrual loans and related income are included in their respective loan categories.
(6) Includes taxable-equivalent adjustments that primarily relate to income on certain loans and securities that is exempt from federal and applicable state income taxes. The federal statutory tax rate was 35% for all periods presented.